Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Sally Holdings LLC and Sally Capital Inc. (the “Companies”) on Form 10-Q for the quarterly period ended June 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Gary G. Winterhalter, President and Chief Executive Officer of each of the Companies, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)           The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Companies.

	By:	/s/ GARY G. WINTERHALTER
Gary G. Winterhalter
President and Chief Executive Officer of Sally Holdings
LLC and Sally Capital Inc.

August 29, 2007